UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

DCB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio 43035
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 657-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 23, 2013, DCB Financial Corp, ( “DCBF”), the parent holding company of The Delaware County Bank & Trust Company (the “Bank”), issued a press release announcing its unaudited results of operations and financial condition for and as of, respectively, the quarter ended September 30, 2013. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c)

DCBF appointed J. Daniel Mohr as Executive Vice President and Chief Financial Officer of DCBF and the Bank effective October 17, 2013. Mr. Mohr brings 20 years of banking and accounting for SEC reporting companies to DCBF, and most recently served as Executive Vice President and Chief Financial Officer of Alliance Financial Corporation, a $1.4 billion bank holding company headquartered in Syracuse, NY, since 2006.

Mr. Mohr has no familial relationships nor related party transactions with DCBF or the Bank that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)) in connection with his appointment described above. In his new position, Mr. Mohr will receive an annual base salary of $185,000, a one-time grant of $10,000 of restricted stock, subject to a five-year vesting period, and be eligible to participate in the Senior Manager Stock Option Plan, Senior Manager Annual Bonus Plan, Senior Manager Deferred Compensation Plan and the Bank’s standard benefits package, including its 401(k) plan. In addition Mr. Mohr will be reimbursed for relocation expenses. Mr. Mohr will receive one year of base salary in connection with a change of control.

A copy of the press release issued to announce the appointment of Mr. Mohr is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description
99.1	Results of Operations dated October 23, 2013
99.2	Press Release dated October 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DCB FINANCIAL CORP

Date: October 23, 2013
	By:	/s/ Ronald J. Seiffert
Ronald J. Seiffert
President and Chief Executive Officer